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                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                         CONTACTS:  Richard M. Ubinger
                                                    Vice President of Finance,
                                                    Chief Financial Officer
                                                    and Treasurer
                                                    (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------
                                                    Comm-Partners LLC
                                                    June Filingeri
                                                    (203) 972-0186

               UNIVERSAL STAINLESS REVISES THIRD QUARTER ESTIMATE

         BRIDGEVILLE, PA, September 17, 2002 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today announced that it expects third quarter 2002 sales to be approximately $15 to $16 million and diluted earnings per share to be approximately $0.03. The Company's initial projection for the quarter was for sales in the range of $18 to $21 million and diluted earnings per share of between $0.09 and $0.14, as reported on July 23, 2002. In the prior year third quarter, the Company reported sales of $23 million and diluted earnings per share of $0.38. The Company expects to report final third quarter results on October 22.
          Mac McAninch, President and Chief Executive Officer, commented: "The stalled recovery of the U.S. economy has resulted in lower than expected demand from the service center market. Our order patterns in the third quarter suggest that service centers are replenishing rather than building inventories. The competition for existing orders and the pullback of tariff protection have put pressure on pricing as well. We do not expect these conditions to improve for the balance of the year."
         Mr. McAninch continued: "The hourly employees at our Bridgeville facility continue to work under a day-to-day extension of the collective bargaining agreement between the Company and the United Steelworkers of America that would have expired August 31. We are hopeful that a new labor agreement will be in place within a short period of time. Our revised third quarter estimate is dependent upon that extension continuing through the remainder of the quarter or the successful negotiation of a new contract."

USAP REVISES THIRD QUARTER ESTIMATE                                   - PAGE 2 -

     Mr. McAninch concluded: "2002 has been more challenging to predict than any other time in our 8-year history. We are continuing to control our costs carefully and we remain in constant communication with our customers to assess their needs. We are prepared to respond quickly to changes in market conditions."

WEBCAST
-------

     A conference call discussing the Company's revised third quarter outlook is scheduled at 9:00 a.m. (EDT) today, Tuesday, September 17, 2002. It will be webcast simultaneously on the Company's web site for all interested parties at WWW.UNIVSTAINLESS.COM, and thereafter archived on the web site. A telephone replay of the conference call will be available beginning at approximately 11:00 a.m. (EDT) today, continuing through September 24. It can be accessed by dialing 706-645-9291, passcode 5734264. This is a toll call.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
-----------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

FORWARD-LOOKING  INFORMATION  SAFE  HARBOR
------------------------------------------

     EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE ACQUISITION OF THE EMPIRE SPECIALTY STEEL ASSETS AND THE SUCCESSFUL START-UP OF DUNKIRK SPECIALTY STEEL LLC, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS RELATED TO THE FINANCIAL VIABILITY OF CUSTOMERS, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS ASSOCIATED WITH THE NEGOTIATION OF A NEW COLLECTIVE BARGAINING AGREEMENT WITH THE UNITED STEELWORKERS OF AMERICA REPRESENTING THE HOURLY EMPLOYEES AT THE BRIDGEVILLE FACILITY, AND RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

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